EXHIBIT 32

Chief Executive Officer & Chief Financial Officer Certification

        In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 by First National Community Bancorp, Inc., each of the undersigned hereby certifies that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First National Community Bancorp, Inc.

/s/ J. David Lombardi

J. David Lombardi, President and Chief Executive Officer

/s/ William Lance

William Lance, Treasurer Principal Financial Officer

Date: October 24, 2003